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ITEM 7(c)
EXHIBIT 99.2

STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

        I, Michael J. McCoy, Executive Vice President and Chief Financial Officer of Hormel Foods Corporation, state and attest that:

  (1)
  To the best of my knowledge, based upon a review of the covered reports of Hormel Foods Corporation, and, except as corrected or supplemented in a subsequent covered report:

  •
  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

  •
  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

  (2)
  I have reviewed the contents of this statement with the Company's audit committee.

  (3)
  In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

  •
  Hormel Foods Corporation Annual Report on Form 10-K filed with the Commission on January 25, 2002;

  •
  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Hormel Foods Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

  •
  any amendments to any of the foregoing.

/s/ MICHAEL J. McCOY Michael J. McCoy July 29, 2002	Subscribed and sworn to before me this 29th day of July 2002.
/s/ JILL SMALL Jill Small Notary Public My Commission Expires: 1-31-05

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  EXHIBIT 99.2